EXHIBIT 10.4

AFFIRMATION OF GUARANTY AGREEMENT

Reference is made to that certain Fourth Amended and Restated Revolving Credit and Security Agreement dated December 26, 2001, among WinCup Holdings, Inc., Radnor Chemical Corporation, StyroChem U.S., Ltd., Radnor Holdings Corporation, Radnor Delaware II, Inc., StyroChem Delaware, Inc., WinCup Texas, Ltd., StyroChem G.P., L.L.C., StyroChem L.P., L.L.C., WinCup G.P., L.L.C., WinCup L.P., L.L.C., (each individually a “Borrower” and collectively, “Borrowers”) and PNC Bank, National Association, as administrative agent and lead arranger (“Agent”), for itself and the financial institutions which are now or which hereafter become a party thereto (individually, a “Lender” and collectively, the “Lenders”) and Fleet Capital Corporation, as documentation agent (as amended by that certain First Amendment to Fourth Amended and Restated Revolving Credit, Term Loan and Security Agreement, dated February 4, 2002, letter agreement, dated March 21, 2002, Second Amendment to Fourth Amended and Restated Revolving Credit, Term Loan and Security Agreement dated March 5, 2003, Third Amendment to Fourth Amended and Restated Revolving Credit, Term Loan and Security Agreement dated August 1, 2003, Fourth Amendment to Fourth Amended and Restated Revolving Credit, Term Loan and Security Agreement dated September 12, 2003, Fifth Amendment to Fourth Amended and Restated Revolving Credit, Term Loan and Security Agreement dated October 27, 2003, Sixth Amendment to Fourth Amended and Restated Revolving Credit, Term Loan and Security Agreement dated November 17, 2003, Seventh Amendment to Fourth Amended and Restated Revolving Credit, Term Loan and Security Agreement dated March 12, 2004, and Eighth Amendment to Fourth Amended and Restated Revolving Credit, Term Loan and Security Agreement dated April 27, 2004 (collectively, the “Credit Agreement”).

Pursuant to the terms of the Credit Agreement, Agent, and Lenders made available to Borrowers an original revolving credit facility in the amount of Thirty-Five Million Dollar ($35,000,000), which was increased to Fifty-Five Million Dollars ($55,000,000), an original term loan in the amount of Forty-Five Million Dollars ($45,000,000) and a first supplemental term loan in the amount of Five Million Dollars ($5,000,000). On December 26, 2001, the undersigned executed and delivered to Agent for the benefit of Lenders an Amended and Restated Guaranty Agreement whereby undersigned unconditionally guaranteed, inter alia, all present and future obligations and liabilities of each Borrower to Agent and/or Lenders, which was reaffirmed on March 5, 2003, November 17, 2003, March 12, 2004 and April 27, 2004 (collectively, the “Guaranty Agreement”).

Borrowers have requested and Agent and Lenders have agreed pursuant to the terms of that certain Ninth Amendment to Fourth Amended and Restated Revolving Credit and Security Agreement (the “Ninth Amendment”) among Borrowers, Agent, and Lenders dated the date hereof, to amend certain terms and conditions set forth in the Credit Agreement.

The undersigned hereby (i) acknowledges that undersigned has read the terms and conditions of the Ninth Amendment, (ii) consents to the terms and conditions of the Ninth Amendment and (iii) agrees that its Guaranty Agreement shall continue in full force and effect and shall continue to cover all Obligations (as defined in the Credit Agreement), in accordance with the terms of the Guaranty Agreement, as affirmed hereby.

Dated: September 27, 2004

WINCUP EUROPE DELAWARE, INC.

By:	/s/ R. Radcliffe Hastings

Name:	R. Radcliffe Hastings

Title:	Executive Vice President